John W. Hlywak, Jr. (Investors)           Scott Soifer      (Media)
Senior Vice President & CFO               Vice President Marketing & Development
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4186
email:  john.hlywak@integramed.com        email:  ssoifer@integramed.com
                                                   ----------------------
Web Address:  http://www.integramed.com
              -------------------------

                    INTEGRAMED REPORTS THIRD QUARTER RESULTS

Purchase, NY, October 31, 2005 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the third quarter and the nine months ended September 30, 2005.

Reported Results

Total revenues for the third quarter of 2005 were $34.0 million, a 25% increase from $27.2 million for the same period in 2004. The contribution margin in the third quarter of 2005 was approximately $3.9 million, a 25% increase from $3.1 million reported for the same period in 2004. Net income for the third quarter of 2005 was $478,000, a 41% increase from the $340,000 net income reported for the third quarter of 2004. Diluted earnings per share for the third quarter of 2005 were $0.10 compared to $0.07 for the same period in 2004. All earnings per share and weighted average share numbers reflect the 30% stock split effected in the form of a dividend and paid on June 22, 2005.

Total revenues for the first nine months of 2005 were $98.2 million, a 23% increase from $80.0 million for the same period in 2004. The contribution margin in the first nine months of 2005 was approximately $10.9 million, a 30% increase from $8.4 million reported for the same period in 2004. Net income for the first nine months of 2005 was $1,259,000, a 49% increase from the $847,000 net income reported for the first nine months of 2004. Diluted earnings per share for the first nine months of 2005 were $0.25 compared to $0.17 for the same period in 2004.

Management Discussion

"We continue to execute our plan and it is resulting in strong revenue growth across all segments of our business," said Gerardo Canet, Chairman and CEO of IntegraMed. "In comparing the third quarter of 2005 with the third quarter of 2004, the FertilityPartners segment of our business had 23% revenue growth while the Pharmaceutical segment had revenue growth of 19%. The FertilityDirect segment, containing the Shared Risk Refund Program, had revenue growth of 62%," added Mr. Canet. "When looking at contribution to earnings from operations for the third quarter of 2005 and the same period in 2004, the FertilityPartners segment of our business grew 17% , the Pharmaceutical segment grew 39% and the FertilityDirect segment grew 56%," continued Mr. Canet.

"The newer, higher margined segments of our business, particularly the Shared Risk Refund and Affiliate Programs, are producing contribution to earnings from

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

operations at levels that have improved overall contribution rates to 11.1% for the first nine months of 2005, a 6% increase over the 10.5% reported for the same period in 2004," added Mr. Canet.

About IntegraMed America, Inc.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payers focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Investors' Conference Call

Gerardo Canet, Chairman and Chief Executive Officer, Jay Higham, President and Chief Operating Officer and John Hlywak, Senior Vice President and Chief Financial Officer, will host an investment-community conference call beginning November 1, 2005 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through November 8, 2005 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 1604113.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's website at www.integramed.com. A replay will be available on the website for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.


Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of October 31, 2005 and IntegraMed undertakes no duty to update this information.


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


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                                     For the                 For the
                                                                three-month period      nine-month period
                                                                ended September 30,    ended September 30,
                                                                -------------------    -------------------
                                                                  2005       2004       2005         2004
                                                                -------     -------   -------      -------
                                                                   (unaudited)             (unaudited)
Revenues, net
     FertilityPartners , net of Service Rights amortization
       of $354 and $1,061 in 2005, respectively, and $261
       and $903 in 2004, respectively ......................   $ 26,540    $ 21,535    $ 77,596    $ 63,608
     Pharmaceutical ........................................      4,871       4,102      14,054      11,771
     FertilityDirect .......................................      2,565       1,579       6,526       4,124
                                                               --------    --------    --------    --------
     Total revenues ........................................     33,976      27,216      98,176      79,503
                                                               --------    --------    --------    --------

Costs of services and sales
     FertilityPartners , including depreciation of $889 and
        $2,633 in 2005, respectively, and $632 and $1,926 in
        2004, respectively .................................     23,739      19,136      69,743      56,983
     Pharmaceutical ........................................      4,671       3,958      13,481      11,331
     FertilityDirect .......................................      1,646         989       4,084       2,810
                                                               --------    --------    --------    --------
     Total Costs of services and sales .....................     30,056      24,083      87,308      71,124
                                                               --------    --------    --------    --------

Contribution
     FertilityPartners .....................................      2,801       2,399       7,853       6,625
     Pharmaceutical ........................................        200         144         573         440
     FertilityDirect .......................................        919         590       2,442       1,314
                                                               --------    --------    --------    --------
     Total contribution ....................................      3,920       3,133      10,868       8,379
                                                               --------    --------    --------    --------

General and administrative expenses, including depreciation
       of $85 and $286 in 2005, respectively, and $87 and
       $253 in 2004, respectively ..........................      3,204       2,556       8,903       6,928
Interest income ............................................       (137)        (65)       (352)       (185)
Interest expense ...........................................        121          77         288         229
                                                               --------    --------    --------    --------
     Total other expenses ..................................      3,188       2,568       8,839       6,972
                                                               --------    --------    --------    --------

Income before income taxes .................................        732         565       2,029       1,407
Income tax provision .......................................        254         225         770         560
                                                               --------    --------    --------    --------
Net income applicable to Common Stock ......................   $    478    $    340    $  1,259    $    847
                                                               ========    ========    ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share ..............................   $   0.10    $   0.07    $   0.26    $   0.18
                                                               ========    ========    ========    ========
     Diluted earnings per share ............................   $   0.10    $   0.07    $   0.25    $   0.17
                                                               ========    ========    ========    ========

Weighted average shares - basic ............................      4,884       4,616       4,790       4,667
                                                               ========    ========    ========    ========
Weighted average shares - diluted ..........................      5,057       4,807       4,946       4,919
                                                               ========    ========    ========    ========

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

                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                (all amounts in thousands, except share amounts)


                                                                            September 30, December 31,
                                                                                2005          2004
                                                                            ------------  -----------
                                                                            (unaudited)

ASSETS
Current assets:
   Cash and cash equivalents ...............................................   $ 13,245    $ 11,300
   Due from Medical Practices, net .........................................      9,889       8,130
   Pharmaceutical sales accounts receivable, net ...........................      1,571       1,259
   Deferred taxes ..........................................................      1,005       1,950
   Prepaids and other current assets .......................................      3,074       2,043
                                                                               --------    --------
       Total current assets ................................................     28,784      24,682

Fixed assets, net ..........................................................     15,617      14,868
Exclusive Service Rights, net ..............................................     22,788      20,519
Deferred taxes .............................................................      1,717       1,366
Other assets ...............................................................        604         410
                                                                               --------    --------

       Total assets ........................................................   $ 69,510    $ 61,845
                                                                               ========    ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ........................................................   $    825    $    519
   Accrued liabilities .....................................................      7,107       7,451
   Current portion of long-term notes payable and other obligations ........      5,233       2,218
   Patient deposits ........................................................     20,083      14,193
                                                                               --------    --------

       Total current liabilities ...........................................     33,248      24,381
                                                                               --------    --------

Long-term notes payable and other obligations ..............................         93       3,021
                                                                               --------    --------

Shareholders' equity:
   Common Stock ............................................................         51          47
   Capital in excess of par ................................................     49,757      48,467
   Treasury Stock ..........................................................       (937)       (337)
   Deferred Compensation ...................................................       (520)       (293)
   Accumulated deficit .....................................................    (12,182)    (13,441)
                                                                               --------    --------
       Total shareholders' equity ..........................................     36,169      34,443
                                                                               --------    --------

       Total liabilities and shareholders' equity ..........................   $ 69,510    $ 61,845
                                                                               ========    ========


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